Exhibit 10.2

UNCONDITIONAL GUARANTY

WHEREAS, VistaPrint USA, Incorporated, a Delaware corporation (“Tenant”) desires to enter into a certain Lease of even date concerning Premises located in the building known as 95 Hayden Avenue, Lexington, Massachusetts (“Lease”) with Ledgemont Research Park Associates II Limited Partnership.

WHEREAS, as an inducement to entering into the Lease Landlord has required that VistaPrint Limited, a Bermuda exempt company (“Guarantor”) unconditionally guaranty the performance of all obligations of Tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound hereby, Guarantor agrees as follows:

1. Guarantor unconditionally and absolutely guarantees to Landlord (which shall include its legal representatives, successors and assigns) the due and punctual performance of each and all of the Tenant’s obligations under or related to the Lease, including the timely payment of all sums due therein. Tenant’s obligations hereby guaranteed include, without limitation, those arising under amendments or modifications to the Lease hereafter entered into by Tenant and Landlord, all of which shall be so guaranteed even though Guarantor hereafter does not consent to or approve the same (Guarantor hereby waiving all rights of consent or approval with respect to such amendments or modifications). (Terms used herein and not otherwise defined will have the meaning given in the Lease.)

2. Guarantor waives presentment for payment or performance, notice of nonpayment or performance, notice of default, demand, protest or notice or acceptance of this Guaranty, any rights Guarantor may have by reason of any forbearance, modification, amendment, extension or any indulgence whatsoever which Landlord may grant or to which Landlord and the Tenant may agree with respect to the Lease, any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further obligation or liability by Tenant to Landlord, demand for payment, the presentment of any instrument for payment, the protest or nonpayment thereof and any and all defenses whatsoever excepting only Tenant’s performance as required by the terms of the Lease. Guarantor also waives, unless and until all of the obligations of Tenant are fully paid and performed, any right to be subrogated in whole or in part to any right or claim of Landlord against Tenant and any right to require the marshalling of any assets of the Tenant, which right of subrogation or marshalling might otherwise arise from any partial payment by the Guarantor. It is expressly understood and agreed that Guarantor’s liability hereunder shall be unaffected by (i) any amendment or modification whatsoever of the provisions of the Lease, (ii) any extension of time for performance under the Lease, (iii) any delay by Landlord in exercising any right under the Lease or this Guaranty (none of which shall ever operate as a waiver of such right), or (iv) the release of Tenant or any other guarantor from performance or observance of any of the agreements or conditions contained in the Lease by operation of law or otherwise, whether made with or without notice to Guarantor, including without limitation any impairment, modification, change, release, or limitation of the liability of Tenant, or any other guarantor of the Lease, of their estate in bankruptcy or insolvency resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar or insolvency statute, or from the decision of any court. Guarantor covenants that Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease, as the same may hereafter be modified or amended, and will not permit it to take or to fail to take action of any kind the taking of which or the failure to take might be the basis for a claim that Guarantor has any defense to its obligation hereunder other than timely performance in full of the Lease in accordance with its terms.

3. This shall be an agreement of suretyship as well as of guaranty, and Landlord, without being required to proceed first against Tenant or any other person or entity, may proceed directly against Guarantor whenever Tenant fails to make any payment due or fails to perform any obligation now or hereafter owed to Landlord without first resorting to or exhausting any other remedy and without first having recourse to the Lease; provided, however, that nothing herein contained shall prevent Landlord from suing on the Lease with or without making Guarantor a party to the suit or from exercising any other rights thereunder and if such suit, or other remedy, is availed of, only the net proceeds therefrom, after deduction of all Landlord’s Costs of Collection (defined below) shall be applied in reduction of the amount then due on this Guaranty.

4. Guarantor agrees to pay to Landlord, on demand, all out-of-pocket, third party, arms-length costs and expenses, including reasonable attorneys’ fees and litigation expenses, which Landlord may incur in the enforcement of Tenant’s obligations under the Lease or the liability of Guarantor hereunder (“Costs of Collection”). “Costs of Collection” includes, without limitation, all out-of-pocket, third party, arms length expenses incurred by Landlord, including without limitation attorneys’ fees.

5. Guarantor represents and warrants to Landlord that (i) it has either examined the Lease or has had an opportunity to examine the Lease and has waived the right to examine; (ii) that it (and the individual acting on its behalf) has the full power, authority and legal right to execute and deliver this Guaranty; (iii) that this Guaranty is a binding legal obligation and is fully enforceable against Guarantor in accordance with its terms; (iv) that there is no action or proceeding pending or, to its knowledge, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in its business or condition or in its assets; (v) that neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions thereof will constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which it is now a party or by which Guarantor may be bound; and (vi) that all financial statements provided by Guarantor to Landlord are true, correct and accurate in all material respects.

6. This Agreement shall be binding upon Guarantor and its legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its legal representatives, successors and assigns, and is irrevocable until the earlier of (i) the date released in writing by Landlord or (ii) the expiration of the term of the Lease, as extended without Landlord’s having made any claim hereunder against Guarantor. Each and every right, remedy and power hereby granted to Landlord or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord at any time and from time to time. The validity, construction and performance of this Guaranty shall be governed by the laws of The Commonwealth of Massachusetts applicable to instruments under seal. If any clause or provision of this Guaranty should be held illegal or invalid by any court, the invalidity of such clause or provisions shall not affect any of the remaining clauses or provisions hereof. In case any agreement or obligation contained in this Guaranty should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Guarantor, as the case may be, to the full extent permitted by law. Each and every default hereunder or under the Lease shall give rise to a separate cause of action hereunder. The obligations and liabilities of Guarantor hereunder shall be joint and several with any other guarantees given to Landlord in connection with the Lease. This Guaranty may be amended only by instrument in writing executed and delivered by both Landlord and Guarantor. The provisions of this Guaranty shall bind Guarantor and its respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. This Guaranty and all consents, notices, approvals and all other documents relating hereto may be reproduced by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

7. Any controversy or claim arising out of or relating to this Guaranty shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. The place of the arbitration shall be Boston, Massachusetts. The language of the arbitration shall be English. This Guaranty shall be governed by the laws of the Commonwealth of Massachusetts (other than with respect to principles of conflicts of laws thereunder), except that issues relating to this arbitration clause and any arbitration hereunder shall be governed by the Federal Arbitration Act, Chapters 1 and 2.

8. Any notice, communication, request or other document or demand made under this Guaranty shall be in writing and shall be deemed given at the earlier of (i) the date received or (ii) three (3) business days after the date deposited in a United States Postal Service Depository, postage prepaid first-class certified or registered mail, return receipt requested, addressed to Guarantor or Landlord, as the case may be, at the respective addresses set forth opposite their names below:

Landlord:

Ledgemont Research Park Associates II Limited Partnership

c/o The Beal Companies

177 Milk Street

Boston, Massachusetts 02109

with a copy similarly sent to:

DLA Piper US LLP

33 Arch Street

Boston, MA 02110

Attention: Anita Agajanian

Guarantor:

VistaPrint Limited

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

with a copy to:

General Counsel

VistaPrint USA, Incorporated

100 Hayden Avenue/95 Hayden Avenue

Lexington, MA 02421

and

WilmerHale

60 State Street

Boston, MA 02109

Attn: Joel H. Sirkin

Either party may change an address to which any such notice, communication, request or other document or demand is to be delivered to it or delivery of copies thereof by furnishing written notice of such change to the other party. Each party shall, when giving notices, send at least one (1) copy by Federal Express, U.S. Express Mail, or other overnight delivery service, to the addressee.

IN WITNESS WHEREOF, Guarantor has executed and sealed this Guaranty the day of October 4, 2006.

Signed, Sealed and Delivered in the presence of:	Guarantor: VistaPrint Limited

/s/ Livia Carreiro	By:	/s/ Janice Richardson-Trott
	Name:	Janice Richardson-Trott
	Title:	Secretary
(SEAL)
Duly Authorized

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